EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-172170 on Form S-8 of Kinder Morgan, Inc. of our report dated June 22, 2026, appearing in the Annual Report on Form 11-K of the Kinder Morgan Savings Plan for the year ended December 31, 2025.

/s/ McConnell & Jones LLP

Houston, Texas
June 22, 2026